News Release

For Immediate Release

   iCAD REPORTS RECORD SALES, GROSS MARGINS AND EARNINGS IN third Quarter 2004

             SECOND LOOK 200 REPRESENTS MOST SUCCESSFUL NEW PRODUCT
                         ROLL-OUT IN COMPANY'S HISTORY

NASHUA, New Hampshire (October 28, 2004) - iCAD, Inc. (Nasdaq: ICAD), which designs, develops and markets Computer Aided Detection (CAD) imaging technology and systems for the early detection of breast cancer and other medical applications, today reported its financial results for the third quarter and nine months ended September 30, 2004.

Third Quarter 2004 Results

Sales for the quarter ended September 30, 2004 approximated $6.0 million, compared with $1.4 million in the third quarter of 2003. Gross margin improved to 73% of sales in the most recent quarter, compared with 47% in the prior-year third quarter.

Net income for the third quarter of 2004 totaled $366,049, or $0.01 per share, compared with a net loss of ($5,395,367), or ($0.20) per share, in the prior-year quarter.

"Financial performance in the third quarter of 2004 demonstrated year-to-year and quarter-to-quarter improvement in sales, gross margin and profitability," commented W. Scott Parr, President and Chief Executive Officer of iCAD, Inc. "The introduction of our new Second Look 200 solution for the early detection of breast cancer was the most successful product roll-out in our history. The Second Look 200 offers a new level of value for mammography practices with lower daily case volumes."

Year-to-Date 2004 Results

Sales for the first nine months ended September 30, 2004 approximated $17 million, compared with $4.9 million in the corresponding period of the previous year. Gross margin improved to 70% of sales during the first three quarters of 2003, versus 55% in the prior-year period.

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In the first quarter of 2004, the Company reported losses associated with the
December 31, 2003 acquisition and subsequent integration of Qualia Computing, Inc. and its subsidiary CADx Systems, Inc. As a result, net loss for the first nine months of 2004 totaled ($1,486,894), or ($0.05) per share, compared with a net loss of ($6,603,953), or ($0.25) per share, in the corresponding period in 2003.

Conference Call

As previously announced, iCAD will host a conference call today, October 28, 2004, at 11:00 am EDT. Shareholders and other interested parties can participate in the conference call by dialing 800-901-5218 or for international/local participants by dialing 617-786-4511 and enter participant passcode 74783302, a few minutes before 11:00 a.m. on October 28, 2004. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com, and www.icadmed.com. A replay of the conference call will be available two hours after the completion of the conference call from October 28, 2004 until November 4, 2004 by dialing 888-286-8010 for participants in the US/Canada or for international/local participants, call 617-801-6888 and enter the participant passcode 10653147. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com, and www.icadmed.com.

About iCAD, Inc.
iCAD develops, engineers, manufactures and markets computer aided detection
(CAD) products for the early detection of breast cancer and other health-care related applications. Early detection of breast cancer can save lives and often permits less costly, less invasive and less disfiguring cancer treatment options than when the cancer is detected at a later stage.

iCAD is the only independent, integrated digitizer hardware and CAD software company offering computer aided detection solutions. As such, iCAD is able to reduce costs at each step in the CAD product design, production and assembly process. The Company believes its vertical integration of CAD and hardware development results in better integration of software and film digitizer components, lower production costs and reduced administrative overhead. These achievements have allowed iCAD to progressively enhance its CAD product line, while reducing the costs of CAD to many customers and allowing more women to realize the benefits inherent in the early detection of breast cancer.

On December 31, 2003, iCAD completed its merger with and acquisition of CADx Systems, Inc. and its parent company Qualia Computing, Inc., bringing together two of the three companies approved by the US Food and Drug Administration to market CAD solutions for breast cancer applications in the United States. iCAD's financial results for the three and nine month periods ended September 30, 2003, as reported in this news release, do not include any contribution by CADx Systems, Inc. or its parent company. The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol "ICAD". More information on iCAD's products can be found at www.icadmed.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's other filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

  For more information on iCAD, Inc., contact Kevin McGrath of Cameron Associates at 212.245.4577 or via email at
                             Kevin@cameronassoc.com]


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
                                   ICAD, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                            THREE MONTHS                    NINE MONTHS
                                                            SEPTEMBER 30,                   SEPTEMBER 30,
                                                     ---------------------------    ----------------------------
                                                        2004            2003             2004           2003
Sales                                                $  5,977,048   $  1,387,100    $ 17,040,515    $  4,938,629
Cost of sales                                           1,617,788        731,607       5,108,481       2,233,775
                                                     ------------   ------------    ------------    ------------
Gross margin                                            4,359,260        655,493      11,932,034       2,704,854
                                                     ------------   ------------    ------------    ------------
Operating expenses:
  Engineering and product development                   1,072,636        619,762       3,869,033       1,813,560
  General and administrative                            1,252,077      4,870,119       3,796,245       6,370,414
  Marketing and sales                                   1,529,995        530,485       5,302,534       1,077,189
                                                     ------------   ------------    ------------    ------------
      Total operating expenses                          3,854,708      6,020,366      12,967,812       9,261,163
                                                     ------------   ------------    ------------    ------------
Income (loss) from operations                             504,552     (5,364,873)     (1,035,778)     (6,556,309)

Interest expense - net                                    138,503         30,494         451,116          47,644
                                                     ------------   ------------    ------------    ------------

Net income (loss)                                    $    366,049   $ (5,395,367)   $ (1,486,894)   $ (6,603,953)

Preferred dividend                                         30,697         37,316         100,858         110,733
                                                     ------------   ------------    ------------    ------------
Net income (loss) available to common shareholder    $    335,352   $ (5,432,683)   $ (1,587,752)   $ (6,714,686)
                                                     ============   ============    ============    ============

Net income (loss) per share
     Basic                                          $       0.01    $      (0.20)   $      (0.05)   $      (0.25)
  Diluted                                           $       0.01    $      (0.20)   $      (0.05)   $      (0.25)

Weighted average number of shares used
  in computing income (loss) per share
     Basic                                             34,056,589     26,858,963      33,879,913      26,531,177
     Diluted                                           37,992,937     26,858,963      33,879,913      26,531,177

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
                           ICAD, INC.

                  CONSOLIDATED BALANCE SHEETS

                                                               September 30,    December 31,
                                                              -------------    -------------
                                                                   2004             2003
                                                              -------------    -------------
                             Assets                            (unaudited)

Current assets:
  Cash and equivalents                                        $   2,435,385    $   5,101,051
  Trade accounts receivable, net of allowance for doubtful
accounts of $434,000 in 2004 and $105,000 in 2003                 4,680,989        3,343,296
  Inventory                                                       1,001,493        2,123,642
  Prepaid and other current assets                                  481,262          547,014
                                                              -------------    -------------
      Total current assets                                        8,599,129       11,115,003
                                                              -------------    -------------

Property and equipment:
  Equipment                                                       1,959,265        1,825,147
  Leasehold improvements                                             37,904           26,489
  Furniture and fixtures                                            135,544          133,562
                                                              -------------    -------------
                                                                  2,132,713        1,985,198
  Less accumulated depreciation and amortization                    904,972          717,635
                                                              -------------    -------------
      Net property and equipment                                  1,227,741        1,267,563
                                                              -------------    -------------

Other assets:
  Patents, net of accumulated amortization
                                                                    343,843          379,178
  Technology intangibles, net of accumulated amortization
                                                                  5,118,110        5,580,172
  Tradename, Distribution agreements and other,
net of accumulated amortization
                                                                    846,400        1,115,000
  Goodwill                                                       43,205,220       43,372,549
                                                              -------------    -------------
      Total other assets                                         49,680,902       50,279,570
                                                              -------------    -------------

      Total assets                                            $  59,507,772    $  62,662,136
                                                              =============    =============

              Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                            $   2,182,933    $   3,979,488
  Accrued interest                                                  608,668          333,652
  Accrued expenses                                                1,553,590        1,988,476
  Deferred revenue                                                  404,204          216,500
  Convertible subordinated debentures                                10,000           10,000
  Current maturities of notes payable                             1,500,000        1,233,390
                                                              -------------    -------------
      Total current liabilities                                   6,259,395        7,761,506

Loans payable to related party
                                                                  3,630,000        3,630,000
Notes payable, less current maturities                            2,250,000        3,375,000
                                                              -------------    -------------
      Total liabilities                                          12,139,395       14,766,506
                                                              -------------    -------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock, $ .01 par value:  authorized
    1,000,000 shares; issued and outstanding
     7,435 in 2004 and 2003, with the aggregate
     liquidation value of $1,257,500 in 2004 and 2003, plus
 7% annual dividend                                                      74               74
  Common stock, $ .01 par value:  authorized
    50,000,000 shares; issued 34,253,727 in 2004
    and 33,704,809 shares in 2003; outstanding
    34,185,851 in 2004  and 33,636,933 shares in 2003               342,537          337,048
  Additional paid-in capital                                    121,349,542      120,395,390
  Accumulated deficit                                           (73,373,512)     (71,886,618)
  Treasury stock at cost (67,876 shares)                           (950,264)        (950,264)
                                                              -------------    -------------
      Total Stockholders' equity                                 47,368,377       47,895,630
                                                              -------------    -------------

      Total liabilities and stockholders' equity              $  59,507,772    $  62,662,136
                                                              =============    =============

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